-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




                             AMSOUTH BANCORPORATION


                                       TO


                         BANKERS TRUST COMPANY, TRUSTEE



                  --------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE
                            Dated as of March 1, 1999

                  --------------------------------------------




                           Supplemental to Indenture,
                            dated as of May 25, 1994

                  --------------------------------------------



                          SUBORDINATED DEBT SECURITIES




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

    FIRST SUPPLEMENTAL INDENTURE, dated as of March 1, 1999, between AMSOUTH BANCORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH:

    WHEREAS, the Company and the Trustee are parties to the Indenture, dated as of May 25, 1994 (the "Indenture"), pursuant to which the Company has issued certain Securities that remain outstanding as of the date hereof; and

    WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture without the consent of any Holder to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall not apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, nor modify the rights of the Holder of any such Security with respect to such provision, or
(ii) shall become effective only when there is no such Security Outstanding; and

    WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend and supplement the Indenture in certain respects, which amendment and supplement shall not apply to any Securities created prior to the execution of this First Supplemental Indenture; and

    WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture by a Board Resolution, as defined in the Indenture, and all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Indenture, have been done;

    NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

                                    Article I

                                   AMENDMENTS

    SECTION 1.1. Amendments to Section 101 of Indenture.

    (a) The definition of "Existing Subordinated Indebtedness" in Section 101 of the Indenture is hereby amended and restated as follows:

         "Existing Subordinated Indebtedness" means, unless otherwise determined with respect to any series of Securities pursuant to Section 301, the Company's 9 3/8% Subordinated Capital Notes due 1999, the Company's 7 3/4% Subordinated Notes due 2004 and the Company's 6.75% Subordinated Debentures due 2025.

    (b) The definition of "Senior Indebtedness" in Section 101 of the Indenture is hereby amended and restated as follows:

         "Senior Indebtedness" means, unless otherwise determined with respect to any series of Securities pursuant to Section 301, the principal of (and premium, if any) and interest on (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, and (b) any amendments, renewals, extensions or modifications of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which the same is outstanding, it is provided that such indebtedness is not superior in right of payment to the Securities or is to rank pari passu with or subordinate to the Securities, provided that Senior Indebtedness shall not include any obligations on account of Existing Subordinated Indebtedness.

    SECTION 1.2. Amendment to Section 203 of Indenture. The first paragraph of
Section 203 of the Indenture is hereby amended and restated as follows:

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ............... (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness, Entitled Persons in respect of Other Financial Obligations and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert -- , limited in aggregate principal amount to $...........].

    SECTION 1.3. Amendment to Section 301 of Indenture. The final paragraph of
Section 301 of the Indenture is hereby amended by inserting the words "and subject to the rights of Entitled Persons in respect of Other Financial Obligations" immediately following the words "Senior Indebtedness" therein.

    SECTION 1.4. Amendment to Section 602 of Indenture. Section 602 of the Indenture is hereby amended by deleting the words "Section 503(c)" immediately following the words "in the case of any default of the character specified in" therein and inserting in their place the words "Clause (C) of the definition of "Default" set forth in Section 503".

    SECTION 1.5. Amendment to Section 901 of Indenture. Paragraph (3) of Section 901 of the Indenture is hereby amended by inserting the words "for the benefit of the Holders of all or any series of Securities (and if such additional Defaults or Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Defaults or Events of Default are expressly being included solely for the benefit of such series)" following the words "Events of Default" therein.

    SECTION 1.6. Amendment to Section 1008 of Indenture. Section 1008 of the Indenture is hereby amended by deleting the words "or in any of Sections 1005 to 1007, inclusive," therein.

    SECTION 1.7. Amendment to Section 1303 of Indenture. Section 1303 of the Indenture is hereby amended and restated as follows:

    SECTION 1303. Covenant Defeasance.

         Upon the Company's exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be,
    (1) the Company shall be released from its obligations under Sections 1006 through 1007, inclusive, and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities,
    (2) the occurrence of any event specified in Section 501(3) shall be deemed not to be or result in an Event of Default, (3) the occurrence of any event specified in Clause (C) of the definition of "Default" set forth in
    Section 503 (with respect to any of Sections 1006 through 1008, inclusive, and any such covenants provided pursuant to Section 301(18), 901(2) or 901(7)) shall be deemed not to be or result in a Default, and (4) the provisions of Article Fourteen shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified, in the case of Clause (C) of the definition of "Default" set forth in Section 503) or Article Fourteen, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

    SECTION 1.8. Amendments to Section 1304 of Indenture. Section 1304 of the Indenture is hereby amended by (x) renumbering the existing paragraph (9) of such Section as paragraph (10) and (y) inserting a new paragraph (9) immediately following paragraph (8) thereof as follows:

         (9) At the time of such deposit, (A) no default in the payment of any principal of or premium or interest on any Senior Indebtedness shall have occurred and be continuing, (B) no event of default with respect to any Senior Debt shall have resulted in such Senior Indebtedness becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Indebtedness has been made or duly provided for), and (C) no other event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable.

    SECTION 1.9. Amendment to Section 1403 of Indenture. The first paragraph of
Section 1403 of the Indenture is hereby amended by inserting the words "of such Series" following the word "Securities" in the proviso at the end of such paragraph.

    SECTION 1.10. Amendments to Section 1415 of Indenture.

    (a) Paragraph (a) of Section 1415 of the Indenture is hereby amended and restated as follows:

         (a) Subject to the provisions of this Section and to any provisions established or determined with respect to Securities of any series pursuant to Section 301, the Securities shall rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness.

    (b) Paragraph (d) of Section 1415 of the Indenture is hereby amended by deleting the words "Senior Indebtedness and" therein.

                                   Article II

                                  MISCELLANEOUS
                                  -------------

    SECTION 2.1. Defined Terms. For all purposes of this First Supplemental Indenture, except as otherwise stated herein, capitalized terms used but not defined in this First Supplemental Indenture shall have the respective meanings assigned to them in the Indenture.

    SECTION 2.2. Trustee's Rights, Duties and Immunities. All of the provisions of the Indenture with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

    SECTION 2.3. Application of Amendments. All amendments to the Indenture made hereby shall have effect only with respect to the Securities of any series created on or after the date hereof, and not with respect to the Securities of any series created prior to the date hereof.

    SECTION 2.4. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

    SECTION 2.5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    SECTION 2.6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

    SECTION 2.7. Ratification and Confirmation. As amended and modified by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                              AMSOUTH BANCORPORATION


                                              By: /s/ John D. Kottmeyer
                                                 -------------------------------
                                                 Name:  John D. Kottmeyer
                                                 Title: Executive Vice President
                                                        and Treasurer

ATTEST:


/s/ Carl L. Gorday
------------------------------
Assistant Secretary
                                              BANKERS TRUST COMPANY, as Trustee


                                              By: /s/ Shafiq Jadavji
                                                 -------------------------------
                                                 Name:  Shafia Jadavji
                                                 Title: Assistant Vice President

ATTEST:



/s/ Vickie Rekoutis
------------------------------

STATE OF ALABAMA    )
COUNTY OF BIRMINGHAM) ss.:
                    )

     On the 25th day of February 25, 1999, before me personally came John D. Kottmeyer, to me known, who, being by me duly sworn, did depose and say that s/he is Executive VP & Treasurer of AmSouth Bancorporation, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.


                                             /s/ Michelle A. Bridges
                                            -----------------------------------
                                            MY COMMISSION EXPIRES AUGUST 4, 2001





STATE OF NEW YORK  )
COUNTY OF NEW YORK )  ss.:
                   )

    On the ____ day of February __, 1999, before me personally came ___________ to me known, who, being by me duly sworn, did depose and say that s/he is __________ of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that s/he signed her/his name thereto by like authority.


                                             /s/ Mathew Sherman
                                             -----------------------------------
                                             Matthew Sherman
                                             Notary Public, State of New York
                                             No. OISH5087362
                                             Qualified in Westchester County
                                             Commission Expires 11/3/99